Exhibit 31.3
Certification of Principal Executive Officer Pursuant to
Securities Exchange Act Rules 13a-14(a) and 15d-14(a)
as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002, as amended
I, David Powers, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Deckers Outdoor Corporation for the fiscal year ended March 31, 2017; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 28, 2017

By:	/s/ David Powers
David Powers Chief Executive Officer, President and Director (Principal Executive Officer)